Exhibit 10.4

Secondment Agreement

This Secondment Agreement (this “Secondment Agreement”), dated as of April 13, 2017 and which shall have retroactive effect from, and include, March 13, 2017 (the “Effective Date”), is made by and between (i) Alpha US Bidco, Inc. with its registered office located at Corporate Service Company, 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, Delaware 19808 (together with any successor thereto, the “Seconding Company”), Atotech USA, LLC. with its registered office located at The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801 (together with any successor thereto, the “Host Company”) and Geoffrey Wild, born on                      in                                          (the “Executive”) (collectively referred to herein as the “Parties”).

RECITALS

(a)    The Executive is employed by the Seconding Company pursuant to an employment agreement dated March 31, 2017 attached hereto as Exhibit A (the “Employment Agreement”).

(b)    It is the desire of the Seconding Company, the Host Company and the Executive that the Executive be seconded by the Seconding Company to the Host Company to serve as Executive Chairman of the Board of Directors of the Host Company. The Seconding Company also wishes to delegate all of its obligations to provide the compensation and benefits under the Employment Agreement to the Host Company, which is its operational subsidiary, and by executing this Secondment Agreement, the Executive will hereby consent to such delegation.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements set forth below, the Parties hereto agree as follows:

1.	Secondment.

(a)    General. Effective as of the Effective Date, the Seconding Company shall second the Executive to the Host Company, in accordance with the terms and conditions herein provided (the “Secondment”).

(b)    Secondment Term. The term of secondment under this Secondment Agreement (the “Secondment Agreement Term”) shall be for the period beginning on the Effective Date and ending at the end of the Term (as defined in the Employment Agreement and as may be extended or renewed from time to time in accordance with the terms of the Employment Agreement).

(c)    Position and Duties. During the Secondment Agreement Term, Executive shall serve as the Executive Chairman of the Board of Directors of the Host Company.

(d)     Provisions applicable to the Secondment. The provisions of the Employment Agreement shall apply to the Secondment as if all references in the Employment Agreement to “the Company” were references to “the Host Company”. Accordingly, the Parties agree that (i) the Host Company shall be entitled to enforce the terms of the Employment Agreement as if it were a party to it and (ii) the Executive shall be entitled to enforce the terms of the Employment Agreement against the Host Company as if the Host Company were a party to it.

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(e)    Compensation and Benefits. The Host Company shall be responsible for (i) granting to the Executive all remunerations, compensations and benefits whatsoever (including medical or retirement benefits) which are due to be paid or conferred to the Executive pursuant to the Employment Agreement or otherwise in connection with the employment of the Executive by the Seconding Company, including as the case may be after the end of Executive’s employment under the Employment Agreement and (ii) handling all payroll-related matters in connection with the employment of Executive by the Seconding Company.

(f)    Consent of the Executive. The Executive hereby consents to the Secondment and the delegation of duties by the Seconding Company to the Host Company as contemplated by this Secondment Agreement.

2.	Termination.

(a)    This Secondment Agreement shall terminate:

(i)    on the date when there is no obligation whatsoever owed to the Executive outstanding under this Secondment Agreement or in connection with the employment of the Executive; or

(ii)    upon mutual consent in writing of the Seconding Company and the Host Company and the Executive.

(b)    The Parties agree that the termination of this Secondment Agreement shall not affect the Employment Agreement which shall continue to apply in accordance with its terms.

3.	Miscellaneous Provisions.

(a)    Employment Agreement Unaffected. The Parties agree that nothing in this Secondment Agreement shall be deemed to amend or alter in any way the terms of the Employment Agreement. For the avoidance of doubt, the Executive shall remain at all times an employee of the Seconding Company and the Seconding Company shall accordingly remain responsible for the supervision of the Executive (including by carrying out Executive’s performance appraisals and dealing with any disciplinary matters).

(b)    Governing Law. This Secondment Agreement shall be governed, construed, interpreted and enforced in accordance with its express terms, and otherwise in accordance with the substantive laws of the State of Delaware without reference to the principles of conflicts of law of the State of Delaware or any other jurisdiction, and where applicable, the laws of the United States.

(c)    Validity. The invalidity or unenforceability of any provision or provisions of this Secondment Agreement shall not affect the validity or enforceability of any other provision of this Secondment Agreement, which shall remain in full force and effect.

(d)    Notices. Any notice, request, claim, demand, document and other communication hereunder to any Party shall be effective upon receipt (or refusal of receipt) and shall be in writing and delivered personally or sent by facsimile or certified or registered mail, postage prepaid, as follows:

(i)     If to the Seconding Company:

Alpha US Bidco, Inc.

Corporation Service Company

2711 Centerville Road, Suite 400Wilmington

Delaware 19808

Attention: The Board of directors

With copy to:

Atotech UK Topco Limited

C/O The Carlyle Group Lansdowne House,

57 Berkeley Square, London,

United Kingdom, W1J 6ER

Attention: The Board of directors

(ii)     If to the Host Company:

Atotech USA, LLC

The Corporation Trust Company

Corporation Trust Center

1209 Orange Street, Wilmington

Delaware 19801

With copy to:

Atotech UK Topco Limited

C/O The Carlyle Group Lansdowne House,

57 Berkeley Square, London,

United Kingdom, W1J 6ER

Attention: The Board of directors

(iii)    If to Executive, at the last address that the Seconding Company has in its personnel records for Executive, or

(iv)    at any other address as any Party shall have specified by notice in writing to the other Party.

(e)    Counterparts. This Secondment Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Secondment Agreement. Signatures delivered by facsimile shall be deemed effective for all purposes.

(f)    Entire Agreement. The terms of this Secondment Agreement are intended by the Parties to be the final expression of their agreement with respect to the subject matter hereof and supersede all prior understandings and agreements, whether written or oral. The Parties further intend that this Secondment Agreement shall constitute the complete and exclusive statement of their terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative, or other legal proceeding to vary the terms of this Secondment Agreement.

(g)    Amendments; Waivers. This Secondment Agreement may not be modified, amended, or terminated except by an instrument in writing, signed by Executive and a duly authorized officer of the Seconding Company and of the Host Company. By an instrument in writing similarly executed, Executive or a duly authorized officer of the Seconding Company or the Host Company (as appropriate) may waive compliance by the other Parties with any specifically identified provision of this Secondment Agreement that such other Parties were or are obligated to comply with or perform; provided, however, that such waiver shall not operate as a waiver of, or estoppel with respect to, any other or subsequent failure. No failure to exercise and no delay in exercising any right, remedy, or power hereunder preclude any other or further exercise of any other right, remedy, or power provided herein or by law or in equity.

(h)    No Inconsistent Actions. The Parties hereto shall not voluntarily undertake or fail to undertake any action or course of action inconsistent with the provisions or essential intent of this Secondment Agreement. Furthermore, it is the intent of the Parties hereto to act in a fair and reasonable manner with respect to the interpretation and application of the provisions of this Secondment Agreement.

(i)    Construction. This Secondment Agreement shall be deemed drafted equally by all Parties. Its language shall be construed as a whole and according to its fair meaning. Any presumption or principle that the language is to be construed against any Party shall not apply. The headings in this Secondment Agreement arc only for convenience and are not intended to affect construction or interpretation. Any references to paragraphs, subparagraphs, sections or subsections are to those parts of this Secondment Agreement, unless the context clearly indicates to the contrary. Also, unless the context clearly indicates to the contrary, (a) the plural includes the singular and the singular includes the plural; (b) “and” and “or” are each used both conjunctively and disjunctively; (c) “any,” “all,” “each,” or “every” means “any and all,” and “each and every”; (d) “includes” and “including” are each “without limitation”; (e) “herein,” “hereof” “hereunder” and other similar compounds of the word “here” refer to the entire Secondment Agreement and not to any particular paragraph, subparagraph, section or subsection; and (f) all pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the entities or persons referred to may require.

(j)    Arbitration. Any controversy, claim or dispute arising out of or relating to this Secondment Agreement, shall be settled solely and exclusively by a binding arbitration process administered by JAMS/Endispute in New York, New York. Such arbitration shall be conducted in accordance with the then-existing JAMS/Endispute Rules of Practice and Procedure, with the following exceptions if in conflict: (a) one arbitrator who is a retired judge shall be chosen by JAMS/Endispute; (b) each Party to the arbitration will pay an equal portion of the expenses and fees of the arbitrator, together with other expenses of the arbitration incurred or approved by the arbitrator; and (c) arbitration may proceed in the absence of any Party if written notice (pursuant to the JAMS/Endispute rules and regulations) of the proceedings has been given to such Party. Each Party shall bear its own attorneys fees and expenses; provided that the arbitrator may assess the prevailing Party’s fees and costs against the non-prevailing Party as part of the arbitrator’s award. The Parties agree to abide by all decisions and awards rendered in such proceedings. Such decisions and awards rendered by the arbitrator shall be final and conclusive. All such controversies, claims or disputes shall be settled in this manner in lieu of any action at law or equity; provided, however, that nothing in this subsection shall be construed as precluding the bringing an action for injunctive relief or specific performance as provided in this Secondment Agreement or in the Employment Agreement. This dispute resolution process and any arbitration hereunder shall be confidential and neither any Party nor the neutral arbitrator shall disclose the existence, contents or results of such process without the prior written consent of all Parties, except where necessary or compelled in a court to enforce this arbitration provision or an award from such arbitration or otherwise in a legal proceeding. If JAMS/Endispute no longer exists or is otherwise unavailable, the Parties agree that the American Arbitration Association (“AAA’) shall administer the arbitration in accordance with its then-existing rules. In such event, all references herein to JAMS/Endispute shall mean AAA. Notwithstanding the foregoing, Executive, the Seconding Company and the Host Company each have the right to resolve any issue or dispute over intellectual property rights by court action instead of arbitration.

(k)    Enforcement. If any provision of this Secondment Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Secondment Agreement, such provision shall be fully severable; this Secondment Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a portion of this Secondment Agreement; and the remaining provisions of this Secondment Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Secondment Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as part of this Secondment Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

4.	Executive Acknowledgement.

Executive acknowledges that Executive has read and understands this Secondment Agreement, is fully aware of its legal effect, has not acted in reliance upon any representations or promises made by the Seconding Company or Host Company other than those contained in writing herein, has entered into this Secondment Agreement freely based on Executive’s own judgment and represents that the Executive’s entering into this Secondment Agreement for the performance of services hereunder will not violate the tenns of any agreement or understanding, law or judicial decrce to which the Executive is subject.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Secondment Agreement on the date and year first above written.

SECONDING COMPANY

By:	/s/ Romeo Taddei
	Name:	Romeo Taddei
	Title:	CEO

HOST COMPANY

By:	/s/ Marta Ramirez
	Name:	Marta Ramirez
	Title:	North America HR Director

EXECUTIVE

By:	/s/ Geoffrey Wild
	Name:	Geoffrey Wild